Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 2004, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of USA Technologies, Inc. dated April 14, 2005.





                                                 /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 11, 2005